UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
_______________________________

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
_________________________________

Date of Report (Date of earliest event reported): May 8, 2018

SMART SAND, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-37936	45-2809926
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1725 Hughes Landing Blvd., Suite 800
The Woodlands, Texas 77380
(Address of principal executive offices and zip code)

(281) 231-2660
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Securities Act.    ☒

EXPLANATORY NOTE

On May 9, 2018, Smart Sand, Inc. (the “Company”, "we" or "us") issued a press release announcing its potential acquisition of substantially all of the assets of Quickthree Solutions, Inc. The Company intended to furnish this press release as an exhibit to the Company's Form 8-K filed on May 14, 2018 (the "Original Form 8-K"), but due to a filing error, the incorrect press release was included as an exhibit to the Original 8-K. The Company is amending the Original 8-K to furnish the correct press release and insert the correct date of the press release.

Item 1.01    Entry into a Material Definitive Agreement.

On May 8, 2018, the Company entered into an Asset Purchase Agreement (the “Agreement”) with Quickthree Solutions, Inc., a corporation existing under the laws of the Province of Saskatchewan, Canada (“Quickthree”), the majority shareholders of Quickthree, and Quickthree Technology, Inc. a wholly-owned subsidiary of the Company. Quickthree is a Saskatoon, Saskatchewan, Canada based manufacturer and distributor of portable vertical frac sand storage solutions serving the oil and gas exploration and development industry.

The Agreement provides for our wholly-owned subsidiary to purchase substantially all of the assets of Quickthree for an aggregate purchase price of up to $42.75 million consisting of $30 million payable at closing, subject to adjustment based on Quickthree’s closing date working capital, and up to $12.75 million in potential earn-out payments over a three-year period. Payment of the earn-out is based upon the production of silos and related equipment during the earn-out period. The purchase price will be paid using both cash on hand and advances under our credit facility.

We have the option of paying $5 million of the purchase price due at closing through the issuance of 728,004 shares of our common valued at $6.8681 per share, the volume weighted average trading price of our common stock over the twenty trading days preceding the date of the Agreement (the “Stock Consideration”). If we issue the Stock Consideration, we have agreed to file a registration statement to permit the pubic resale of the shares comprising the Stock Consideration pursuant to the terms of a standard and customary registration rights agreement to be executed at closing (the “Registration Rights Agreement”). Quickthree may elect to receive cash in lieu of the Stock Consideration in incremental amounts if we are unable to register the shares comprising the Stock Consideration within 120 days after closing.

The Agreement contains standard and customary representations, warranties, covenants agreements, escrows and indemnitees. Closing of the Agreement is conditioned upon satisfaction of standard and customary closing conditions (including acceptance by certain key Quickthree personnel of our offer of employment) which must be completed by May 31, 2018, subject to extension for up to an additional thirty days if certain conditions are not satisfied by that time.

We have agreed to offer employment to all employees of Quickthree.

The foregoing descriptions of the Agreement and the Registration Rights Agreement are not complete and are qualified in their entirety by reference to the full text of such agreements which are filed as Exhibits 2.1 and 10.1, respectively, to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.

Item 3.02    Unregistered Sales of Equity Securities.

The information provided under Item 1.01 describing the issuance of the Stock Consideration is incorporated herein by reference. The shares of our common stock comprising the Stock Consideration will be issued in a private placement transaction pursuant to an exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), without general solicitation or advertising of any kind and without payment of placement agent or brokerage fees to any person.

Item 7.01. Regulation FD Disclosure

On May 9, 2018, the Company issued a press release concerning certain events relating to the foregoing. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information furnished under this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit
Number                    Description

2.1*	Asset Purchase Agreement dated as of May 8, 2018, by and among Quickthree Solutions Inc., certain shareholders of Quickthree Solutions Inc., Quickthree Technology, LLC, and Smart Sand, Inc.*

10.1	Form of Registration Rights Agreement by and between Quickthree Solutions Inc. and Smart Sand, Inc.

99.1	Press Release dated May 9, 2018.

*Schedules and certain exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. We will furnish omitted schedules and exhibits to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 18, 2018	SMART SAND, INC. By: /s/ Lee E. Beckelman Lee E. Beckelman Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number                    Description

2.1*	Asset Purchase Agreement dated as of May 8, 2018, by and among Quickthree Solutions Inc., certain shareholders of Quickthree Solutions Inc., Quickthree Technology, LLC, and Smart Sand, Inc.*

10.1	Form of Registration Rights Agreement by and between Quickthree Solutions Inc. and Smart Sand, Inc.

99.1	Press Release dated May 9, 2018.

*Schedules and certain exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. We will furnish omitted schedules and exhibits to the Securities and Exchange Commission upon request.